EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-10571) of our report dated February 13, 1998, on our audits of the consolidated financial statements of Harborside Healthcare Corporation and subsidiaries (the "Company") as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K/A.



                                               /s/ Coopers & Lybrand L.L.P.
                                               ----------------------------
                                               Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 26, 1998